EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Consolidation of Senior Corporate Responsibilities

Denver, Colorado, November 11, 2013 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced a consolidation of its senior corporate management and responsibilities as follows:

•	Exploration and new project evaluation will now be the direct responsibility of John W. Rozelle, Sr. Vice-President.
•	Corporate development and project financing will now be the direct responsibility of John F. "Jack" Engele, Chief Financial Officer and Sr. Vice-President.
•	Advancement of the Mt. Todd gold project, including permitting, and optimization studies will be the responsibility of Brent Murdoch, General Manager and Director, Vista Gold Australia.

These changes follow the elimination of certain senior management positions in the Denver corporate office and at the Mt. Todd gold project in Australia.

Vista's President and CEO, Frederick H. Earnest commented, "The recent consolidation of senior management responsibilities and broader reduction in force is designed to maintain our ability to preserve shareholder value by advancing the development of our core assets, preserving leverage to increases in the price of gold, and reducing present cash expenditures.  In addition to the elimination of five positions in our Denver office, we have eliminated four positions in our Australian Mt. Todd project office.  With these changes we believe we are better prepared to weather a protracted period of weakness in the gold equity sector while preserving our ability to optimize and carefully advance our core projects."

About Vista Gold Corp.

Vista is a gold company currently conducting a strategic review of its portfolio of gold assets, and is focused on advancing its flagship Mt. Todd gold project in Northern Territory, Australia. Vista’s portfolio of assets also includes a 24.9% holding in Midas Gold Corp., the Guadalupe de los Reyes gold/silver project in Mexico (a preliminary economic assessment was completed in March 2013), the Awak Mas gold project in Indonesia (One Asia Resources Ltd. working to earn an 80% interest), a royalty on the Amayapampa gold project in Bolivia (being advanced by LionGold Corp. Ltd.), and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the Company’s future ability to preserve shareholder value by advancing the development of core assets, preserving leverage to increases in the price of gold, and reducing present cash expenditures, the changes better preparing the Company to weather a period of weakness in the gold equity sector and preserving the Company’s ability to optimize and advance its core projects and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:    anticipated and estimated costs and budget expenditures to continue to optimize and advance the Company’s core assets, the perceived extent and duration of the current weakness of gold equity securities and other such matters.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain approval of the EIS and the necessary permits for the Mt. Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.